UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  APRIL 30, 2004

                         COMMISSION FILE NO.:  000-50014

                            WINFIELD FINANCIAL GROUP, INC.
                            ------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   NEVADA                                   88-0478644
---------------------------------------------   ------------------------------
(STATE OR OTHER JURISDICTION OF INCORPORATION  (IRS EMPLOYER IDENTIFICATION NO.)


                 1126 WEST FOOTHILL BLVD, SUITE 105, UPLAND, CA 91786
                 ----------------------------------------------------
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)

                                 (909) 608-2035
                                 --------------
                            (ISSUER TELEPHONE NUMBER)


                       2770 S. MARYLAND PARKWAY, SUITE 402
                               LAS VEGAS, NEVADA 89109
                               -----------------------
                            (FORMER NAME AND ADDRESS)

ITEM 1.          CHANGES IN CONTROL OF REGISTRANT

     As a result of the Acquisition as discussed below under "Item 2. Acquisition or Disposition of Assets," control of the Registrant shifted to Chandana Basu who owns 25,150,000 shares (or approximately 80.0%) of the Registrant's common stock.

ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

     On April 23, 2004, the Registrant acquired 100% of the issued and outstanding shares of Healthcare Business Services Groups, Inc., a Delaware corporation ("Healthcare"). As part of the same transaction on May 7, 2004, the Registrant acquired 100% of the issued and outstanding shares of AutoMed Software Corp., a Nevada corporation ("AutoMed"), and 100% of the membership interests of Silver Shadow Properties, LLC, a Nevada single member limited liability company ("Silver Shadow"). The transactions are collectively referred to herein as the "Acquisition." As a result of the Acquisition, the Registrant acquired 100% of two corporations and one limited liability company and has changed its business focus. The term "Company" shall include a reference to Winfield Financial Group, Inc. (the "Registrant"), Healthcare, AutoMed and Silver Shadow unless otherwise stated. Healthcare, AutoMed and Silver Shadow are sometimes collectively referred to herein as "HBSGI."

     The Registrant acquired Healthcare, AutoMed, and Silver Shadow from Chandana Basu, the sole owner, in exchange for 25,150,000 newly issued treasury shares of the Registrant's common stock. Immediately after these transactions, there were 31,414,650 shares of the Registrant's common stock outstanding. As a result, control of the Registrant shifted to Ms. Basu who owns approximately 80.0% of the Registrant's common stock.

     In connection with the Acquisition, Linda Burley resigned as a Director and officer of the Company. Robert Burley is making preparations to resign as a Director and officer effective May 17, 2004. As part of the Acquisition, HBSGI was allowed to designate two (2) people to be appointed to the Registrant's board of directors. As of the date of this report, HBSGI has elected Bharati
Shah,  MD  as  a  Director.

     The Registrant is a holding company for HBSGI. The business operations discussed herein are conducted by HBSGI. The Registrant, through HBSGI, is engaged in the business of providing medical billing services to health care providers in the United States.

DESCRIPTION OF THE BUSINESS

     Winfield Financial Group, Inc. was incorporated in the State of Nevada on May 2, 2000. The Company acquired 100% of the equity interest of Healthcare Business Services Groups, Inc. on April 23, 2004. As part of the same transaction, the Company acquired 100% of the equity interest of AutoMed Software Corp. and Silver Shadow Properties, LLC on May 7, 2004. Prior to the Acquisition, the Registrant was a business broker, primarily representing sellers and offering its clients' businesses for sale. As a result of the Acquisition, the Company changed its business focus.

     The Company is a medical billing service provider that for over nine years has assisted various health care providers to successfully enhance their billing function. The company has a diversified market base with operations in Providence, Rhode Island; Stockton, California; Laredo, Texas; and Upland, California. The Company has developed a proprietary software system. The Company expects that after this software is launched, revenues will grow substantially over the next three to five years extending its billing model into the technology era. In addition, the company made an investment in real estate which the Company had rezoned for its first surgical center.

     The Company considers itself one of the fastest growing full service medical billing agencies in the United States. The Company has successfully distinguished itself as a customized billing agency. The Company assigns a Biller to each client's account. The Biller studies and specializes in their client's specific cases. The Company collects a premium for the Biller's expertise.

DESCRIPTION OF THE PRINCIPAL PRODUCTS AND SERVICES

     The Company is a medical reimbursement consulting firm dedicated to helping medical practices become more efficient and save money by allowing them to out-source their insurance processing and medical billing to an expert reimbursement service. The Company currently provides medical billing services ("Medical Billing") to various health care providers within the United States. The Company is in the process of entering into two new lines of business: the research, development and marketing of its proprietary medical billing software ("AutoMed") and the development and management of surgery centers ("Surgery Centers").

     The Company's traditional core competency is Medical Billing. The Company conducts the Medical Billing line of business through its Delaware subsidiary, Healthcare Business Services Groups, Inc. The company has a successful track record of assisting various health care providers to successfully enhance their billing function. The Company continues to increase relationships with physicians and medical specialty practices around the country. The Company believes that this stable base of operations, with its historical track record of revenues and earnings, lays the groundwork for the Company to enter a higher margin automated segment of the business with AutoMed as well as fund the development of a more stable asset-backed segment with the Surgery Centers line of business. The Company conducts the Surgery Centers line of business through Silver Shadow Properties, LLC.

     To complement Medical Billing, and to provide a distinct, higher margin product offering, the Company developed AutoMed, a proprietary software that streamlines and automates electronic billing services. The Company conducts the AutoMed Software line of business through its Nevada subsidiary, AutoMed Software Corp. AutoMed is a newly developed and successfully tested technological medical billing software that is ready for implementation. The Company believes that AutoMed is the first in its class and the only full service product on the market. The Company believes that automated medical billing and medical billing software are markets that are ripe for substantial growth in terms of revenues and net profits. After AutoMed is launched, the Company anticipates that this line of business will grow substantially over the next three to five years extending Medical Billing, which has proven successful to the Company, into the area of technology and automation.

     The Company has broadened its product and service offerings to include the Surgery Centers line of business which is intended to diversify the Company's business operations. The Company intends to be a value-added developer and manager of high-quality surgery centers in each geographic market where it currently offers Medical Billing. The Company is in the process of renovating a building and add another building for its first surgery center, as discussed below under the heading "Description of Property."

     The Company owns 100% of Silver Shadow Properties, LLC which was organized to develop, own and manage the surgery centers. Silver Shadow owns real estate in Upland, California and is currently renovating an existing building and in the process of constructing a new building for its surgery center. The Company believes that it has a positive reputation in the medical industry, particularly in the geographic markets where it provides Medical Billing. As such, the Company believes that it will be able to partner with physicians and hospitals to be a low cost provider of surgical services in each community where it will develop, own and manage surgery centers. The Company believes that, as an asset-backed investment, Surgery Centers will provide a stable revenue stream that the Company expects will enhance with each new surgery center that the Company opens.

     The Company believes that the combination of Medical Billing, AutoMed and Surgery Centers offers an adequate diversity of revenue streams to enhance the Company's earning potential.

COMPETITIVE BUSINESS CONDITIONS

     Medical Billing
     ---------------

     According to the New England Journal of Medicine, the U.S. Healthcare System wastes up to 24 to 30 cents of every dollar on administrative and billing costs that translate into $6 billion annually. Due to today's extremely competitive healthcare industry, many healthcare providers are outsourcing their billing. Medical billing services exist to help healthcare providers better manage their medical practices. These services relieve medical professionals of tedious detail work, but rarely do they offer a means to substantially maximize the practice's bottom line.

     Medical billing companies generally gather patient information and billing details from a physician or clinic and submit these details to insurance carriers for payment. A billing company may also submit statements to patients for payments of their portion. Currently hundreds of thousands potential medical billing clients exist. The Company distinguishes itself from thousands of other billing agencies in the industry as a customized billing agency and a one-stop-shopping service for all medical practice administrative functions. The Company considers its medical billing service as the key to its clients' getting paid efficiently and quickly by private and government administered insurance companies.

     The Company provides a completely customized medical billing service that can be fine tuned to any medical practice or specialty. The Company provides a wide range of billing services including:

-     Delinquent account management
-     Surgery center setup and management
-     Assessment of practice cash flow
-     Practice management
-     HMO, PPO and capitation contract management
-     Business Auditing

     The medical billing business is labor intensive, however, the Company estimates that its clients collect 50% more revenue than they otherwise would collect without the Company's services. Due to this benefit to its clients, Healthcare has experienced continued growth since its inception in 1994. The Company offers clients not only more office staff capacity for more crucial tasks, but also a maximized return from insurance carriers.

     Cost savings and decreases in payment time have made electronic submission of medical bills much more appealing to clients. Potential users of electronic bill submission include family practice, internal medicine, surgeons, psychologists, chiropractors, physical therapists, podiatrists, specialists, ambulance services, medical laboratories, ambulatory surgery centers and hospitals. In order to service this growing demand, the Company has developed and successfully tested AutoMed.

     AutoMed (TM)
     -------

     The AutoMed(TM) software is a means to provide automated billing software that is customized for medical practices and hospitals, particularly in the area of insurance claims processing via electronic submission. AutoMed(TM) is designed to help medical practices become more efficient and save money by allowing them to cost effectively manage their insurance processing and medical billing for reimbursement. AutoMed(TM) gives a private practice, hospital, or surgical center the capability to submit electronic billing of their medical insurance claims. This is a badly needed service for most medical practices which has become more critical since the Federal Government implemented a mandate for electronic submission of Medicare claims.

     The Company has initially focused AutoMed(TM) on claims filing. AutoMed(TM) has been piloted in the Company's Medical Billing line of business since July 2003. During 2004, the Company plans to use AutoMed(TM) as a means of providing one-stop shopping for medical office management.

     The AutoMed(TM) software is expected to be priced at $50,000 per initial installation for a single user and one computer. The Company separately prices additional providers and computers. The Company expects that when implemented, it will also generate support fees for AutoMed(TM). The Company believes that AutoMed(TM) is the only automated medical billing software available in the United States that is versatile enough to automate all specialties of medical practices. AutoMed(TM) automatically generates practice management reports, material management reports, practice analysis and financial reports to provide the healthcare provider with control over the medical practice. Reports can be accessed over the Internet from any where at any time. AutoMed(TM) also follows up on unpaid claims by sending follow up letters to the insurance companies and sends messages to the operator to take action if payments are not received within 45 days. AutoMed(TM) automatically performs remittance processing for money received from Medicare. AutoMed(TM) automatically sends patients statements, bills secondary insurance claims and generates collection letters.

     The Company estimates that by using AutoMed(TM), a medical practice will save 50% to 75% of its billing and collection cost. By implementing AutoMed, a medical practice may save as much as $50,000 over a -year period. These employees could be reallocated to collections, a potentially new revenue stream.

     According to National statistics, only about 25% of insurance claims, initially submitted on paper are ever paid by insurance carriers. With electronic submission, the Company can increase the percentage of claims paid to approximately 70% when accepted electronic. Additional statistics indicate that it currently costs a medical practice between $10.00 and $15.00 per claim to process insurance for their patients. The Company can reduce these costs by 35% or more with their current service package. The Company expects that with the implementation of AutoMed, it can reduce these costs by up to 75%.

     Turnaround time for paper insurance claims generally ranges anywhere between 45 to 90 days or more that create a low turnover of accounts receivables within the healthcare industry. The Company estimates that by submitting claims electronically, the Company can increase the turnover of accounts receivable to 15 to 28 days which will improve its clients' cash flow.

     Industry statistics also show a 45% to 55% suspension/rejection rate for paper insurance claims which, in turn, creates a costly, labor intensive collection process. The Company estimates that this percentage can be reduced to less than 50% by editing claims prior to their electronic transmission to insurance carriers. Claims that are submitted electronically have an approximate 95% accuracy rate.

     AutoMed's unique position in the market will be to offer a full-service medical billing and reimbursement software package that is the single-source resource for a medical practice's entire claims continuum. The policy behind AutoMed(TM) is to customize the software packages based on the medical specialization and the needs of each office or hospital. Our goal with AutoMed is to provide "one-stop shopping" for medical practices when it comes to their administrative functions. The Company believes that its one-stop model is a new paradigm that provides greater operational efficiency by minimizing vendor relationships and the need for patch-work interfaces between them. The Company provides the following services as part of one-stop shopping:

- Automatic patient record setup using electronic registration forms completed by the patient or front office;
- Automatic electronic and manual medical claims filing using electronic (rather than paper) superbill forms completed and submitted by the medical service provider;
-     Automatic patient statement (initial and monthly statements);
-     Automatic Medicare remittance processing;
-     Auto-tracking drugs, materials, and supply management;
- Automatic follow up collection notices generated after 45 days of nonpayment; and
- Automatic practice management reports generated for printing on a local printer and uploaded to the Internet for office access.

     The Company is currently developing automated medical transcription services and electronic records such as notes and op-reports which are to be included in AutoMed.

     A client can use AutoMed to immediately input claims. AutoMed incorporates the unique processing requirements for all designated insurance carriers and edits the submitted data accordingly before transmitting the information to the appropriate insurance carrier for reimbursement which facilitates accuracy and rapid payment in most cases. Upon receiving the electronically submitted insurance claim, the insurance carriers process the claim and send the payment directly to the client. AutoMed not only provides electronic transmission to insurance carriers and computerized data verification, but it also eliminates most of the human element. AutoMed simplifies and accelerates the claims filing process.

     The Company believes that AutoMed is poised to drastically change the medical billing process. AutoMed will eliminate the need for employees to perform coding and billing. With AutoMed, clients can directly submit an electronic claim after examining the patient which bypasses the bottlenecks caused by coding and billing. The system prints a copy of the bill and simultaneously submits the form to Medicare or the appropriate insurance company.

     AutoMed(TM) is a full-featured practice management software that performs other administrative functions needed by hospitals or medical practices. For example, in the event there is a delay in claims processing, AutoMed(TM) will automatically generate the appropriate follow-up correspondence at 45, 60, and 90-day intervals. AutoMed will also bill patients for co-payments and other charges not covered by their insurance company. AutoMed can track secondary and supplementary insurance so that payments and balances are accurately applied. AutoMed utilizes state-of-the-art, open-item accounting, where most other systems use balance-forward systems. AutoMed can track outstanding receivables with insurance aging reports in several different sequences for ease of use. AutoMed can do a complete practice analysis to show where money is coming from which will increase office efficiency. For each procedure, AutoMed calculates and prints the charges and percentage of total charges they represent for immediate reference. AutoMed can generate Transactional Journals and Detail Ledgers to provide an accurate overall picture of the client's medical practice.

     With managed care sweeping the country, it is imperative for medical practices to evaluate the benefits they receive from affiliation with different organizations. The Company's managed care contract service tracks payments and analyzes the information to produce customized reports showing profitability, or lack of profitability, with each managed care facility. These reports are critical when decisions need to be made on renewing and negotiating contracts. The Company believes that AutoMed(TM) will provide outstanding accuracy, quality, and service to facilitate such negotiations. The company's dedication to service is demonstrated by providing the physician one-stop shopping for all his or her billing and claims needs.

     Surgery Centers
     ---------------

     Silver Shadow acquired real estate in Upland, California and is currently renovating an existing building and in the process of constructing a new building for its surgery center, discussed in more detail below under the heading "Description of Property." Surgical centers can offer the same services as an out patient hospital, but at decreased costs and higher convenience. The centers can specialize in a certain field such as pain management, eye gastro-intestinal and some orthopedic procedures or provide a wide range of other minor surgical services. Surgery centers are able to provide the excellent healthcare of hospitals at a competitive cost with more convenient locations.

     The surgical center industry in the United States includes about 1,500 companies that operate 3,500 freestanding outpatient surgical centers, with combined annual revenue close to 6 billion dollars. The industry is highly fragmented. Twenty of the largest companies have approximately 40% market share. Surgery centers are geographically centered in areas of growing populations which makes them more assessable than hospitals. Most centers have from 2 to 6 operating rooms. Cataract removal, artificial lens insertion and pain management account for 75% of all procedures performed at surgical centers. Most of the surgical centers are Medicare-certified.

DEPENDENCE ON ONE OR A FEW CUSTOMERS

     The Company has approximately 48 to 50 customers throughout the United States. Its largest customer is Dr. Narinder Grewal, an anesthesiologist and pain management specialist. The fees charged to Dr. Grewal constitute over 40% of the Company's revenues. Dr. Grewal is currently a Director of Healthcare. Dr. Grewal will also become a Director of the Registrant effective may 17, 2004. The Company's relationship with Dr. Grewal is discussed in more detail below under the heading "Related party Transactions."

PATENTS, TRADEMARKS & LICENSES

     The Company owns the trademark, Automed. The Company has developed and successfully tested proprietary medical billing software, however, the Company has not initiated steps to obtain a patent or copyright for the software.

NEED FOR GOVERNMENTAL APPROVAL AND THE EFFECTS OF REGULATIONS

     The Company offers medical business services which are subject to HIPPA compliance and HCFA billing guidelines. As a result, Medical Billing and AutoMed require minimal government regulation and are subject to minimal government approval. The Company is, however, subject to various federal laws regarding the construction and development of Surgery Centers as well as state and local zoning laws and potentially state and local laws governing the need for such facilities.

RESEARCH & DEVELOPMENT OVER THE PAST TWO YEARS

     The Company has spent approximately 10% of its time during the last two years on research and development. The Company has generated a predominate portion of its business through word of mouth.

EMPLOYEES

     The Company has a total of 28 employees, 26 of which are hired on a full-time basis. The Company intends to hire 20 employees during the next twelve months allocated as follows: 10 to Medical Billing, 5 to AutoMed and 5 to Surgery Centers.

DESCRIPTION OF PROPERTY

     The Company currently leases office space in Upland, California; Laredo, Texas; and Providence, Rhode Island. The Upland lease ends May 2005, at which time the Company plans to relocate to approximately 7,250 square feet of office space in the surgery center that is currently being renovated, as discussed below. The office space in Laredo, Texas is leased on a month-to-month basis. The term of the lease for office space in Providence, Rhode Island is 3 years and ends in June 2004. The Company pays $3,338 per month for 3,800 square feet of office space in Upland, California, $600 per month for 100 square feet of office space in Laredo, Texas, and $651 per month for 100 square feet of office space in Providence, Rhode, Island.

     Silver Shadow owns a fee interest in real estate in Upland, California in the County of San Bernardino. Silver Shadow is currently renovating an existing building on the property and in the process of constructing a new building for its first surgery center. The Company believes that the property is suitable for its intended use. In the opinion of the Company's management, said property is adequately covered by insurance.

LEGAL  PROCEEDINGS

     On September 20, 1999, Mohammad Tariq, MD was granted a default judgment in the District Court of Collin County, Texas, 380th Judicial District in the amount of $280,835.10, plus prejudgment and post-judgment interest against Healthcare Business Services Group, Inc. As of the filing of this report on Form 8-K, Healthcare has not paid any money with respect to such default judgment. The default judgment relates to a contract for billing services between Healthcare and Dr. Tariq entered into in 1996. After termination of the contract, Dr. Tariq requested an accounting of the amounts collected from his patients by Healthcare in connection with the billing services. In July 1999, Healthcare sent an accounting to Dr. Tariq in the amount of $275,355 collected, $42,512 charged by Healthcare as its fee and $222,298 was paid to Dr. Tariq. On September 22, 1999, Healthcare received notice of the default judgment. Although Healthcare has not taken legal steps to defend itself against the default judgment, Healthcare claims to have not received proper notice from Dr. Tariq of a civil action. To the best of Healthcare management's knowledge, Dr. Tariq has not sought to enforce the judgment.

RISK  FACTORS

     NEED FOR ADDITIONAL FINANCING. In addition to its continued medical billing operation, the Company has planned to begin marketing AutoMed, to open its first surgery center and to purchase a second parcel of land for its second surgery center in 2004. The Company can satisfy the cash requirements for these plans for the next six months. The Company needs to raise additional capital financing of four to five million dollars to implement its business plan. The Company does not have any commitments or identified sources of additional capital from third parties or from its officers, directors or majority shareholders. There is no assurance that additional financing will be available on favorable terms, if at all.

     RELIANCE ON KEY MANAGEMENT. The success of the Company depends upon the personal efforts and abilities of Chandana Basu, Payel Madero, Margeret Foley, Gina Ruiz, Valerie Salazar, and Sherryl Montgomery. The Company faces competition in retaining such personnel and in attracting new personnel should any of the foregoing chose to leave the Company. The loss of any of these employees could have a material adverse effect on the Company's business and operations.

BECAUSE MS. CHANDANA BASU OWNS 80.0% OF OUR OUTSTANDING COMMON STOCK, SHE WILL EXERCISE CONTROL OVER CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS. Chandana Basu, a Director of the Company and the Company's Chief Executive Officer, owns approximately 80.0% of the issued and outstanding shares of our common stock. Accordingly, she will exercise control in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Basu may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

     IF THERE'S A MARKET FOR OUR COMMON STOCK, OUR STOCK PRICE MAY BE VOLATILE. If there's a market for our common stock, we anticipate that such market would be subject to wide fluctuations in response to several factors, including, but not limited to:

     (1)     actual or anticipated variations in our results of operations;
     (2)     our ability or inability to generate new revenues;
     (3)     conditions and trends in the natural gas industry.

Further, because our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

ITEM  5.          OTHER  EVENTS

     In connection with the acquisition of HBSGI, Robert Burley will resign as a Director and as President, Chief Executive Officer and Treasurer of the Registrant effective May 17, 2004. Linda Burley resigned as a Director and as Secretary. Bharati Shah, MD was appointed as a Director. Christopher Madero was appointed as Secretary. After Mr. Burley resigns on May 17, 2004, Chandana Basu will be appointed as a Director and as the Registrant's Chief Executive Officer and Treasurer effective May 17, 2004. Dr. Thomas Guthrie will be appointed as President. As a result of the change in focus of the Registrant's business, the Registrant will change its name to Healthcare Business Services Groups, Inc.

ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS

     SEPARATE  COMPANY  FINANCIAL  STATEMENTS  FOR  HEALTHCARE BUSINESS SERVICES
GROUPS,  INC.,  AUTOMED  SOFTWARE  CORP.  AND  SILVER  SHADOW  PROPERTIES,  LLC

(c)     Financial  Statements  of  Business  Acquired  To  Be  Provided

(d)     Pro  Forma  Financial  Information  To  Be  provided

(e)     Exhibits:

2.1     Common Stock Purchase Agreement
2.2     Addendum  to  Common  Stock  Purchase  Agreement

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Winfield Financial Group, Inc.

May 17, 2004


/s/ Robert Burley
-----------------
Robert Burley
Chief Executive Officer

Exhibit 2.1

                         COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------

This Common Stock Purchase Agreement (the "Agreement") is made and entered into as of the 23rd day of April, 2004, between Winfield Financial Group, Inc., a Nevada corporation ("Buyer" or "Winfield") and Health Care Business Services Groups, Inc., a Delaware corporation, AutoMed Software Corporation a Nevada Corporation and Silver Shadow Properties, LLC, a Nevada Limited Liability Company ("Seller" or "HBSGI, et all").

                                    RECITALS
                                    --------

The Buyer desires to acquire all issued and outstanding shares of common stock of Seller, and the Seller wishes to have all issued and outstanding shares of common stock of Seller acquired by the Buyer, on the terms and conditions set forth in this Agreement by way of an exchange of shares (the "Exchange").

The board of directors of the Buyer and the Seller have determined that it is in the best interest of the parties for the Buyer to acquire all issued and outstanding shares of common stock of the Seller pursuant to an exchangeable share transaction.

The Company, Health Care Business Services Groups and it's Shareholders desire to set forth the terms of the Exchange Offer, which is intended to constitute a tax-free reorganization pursuant to the provisions of the Internal Revenue Code of 1986.


NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein (the receipt and sufficiency of which are acknowledged by each party), and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

                         I.  RECITALS; TRUE AND CORRECT

The above stated recitals are true and correct and are incorporated into this Agreement.

                             II.  PURCHASE AND SALE

     2.1 Purchase and Sale. Subject to all the terms and conditions of this Agreement, at the Closing, the Seller agrees to receive from the Buyer, and Buyer agree to issue to the shareholders of the Seller (a "Shareholder") Shares of Common Stock of the Buyer ("Buyer Shares") (the "Share Consideration") according to Schedule A attached in exchange for the transfer of all the issued and outstanding shares of the Common Stock of the Seller ("Seller's Shares") to the Buyer. The Seller Shareholders shall surrender the certificates evidencing 100% of the shares of The Seller stock, duly endorsed with Medallion Guaranteed stock powers so as to make the Seller the sole owner thereof ;
     a) The Buyer will issue and deliver 25,150,000 newly issued treasury shares of the Seller's Common Stock in the name of Shareholders or its assigns in accordance with this Agreement;
     b) At Closing, Two (2) existing Director's of the Buyer shall resign and contemporaneously therewith HBSGI shall designate Two (2) person's to be appointed to the Board of Directors to fill the vacancy created by such resignation. Upon the appointment of HBSGI's Designate, the Buyer will have four (4) Directors;
     c) The Closing shall be consummated by the execution and acknowledgment by the Buyer and HBSGI of Articles of Share Exchange in accordance with applicable Nevada law. The Articles of Share Exchange executed and acknowledged shall be delivered for filing to the Secretary of State of the State of Nevada as promptly as possible after the consummation of the Closing. The Articles of Share Exchange shall specify the effective date and time of the Share Exchange;
     d) HBSGI, et all will transfer all issued shares to Winfield Financial Group in connection with this agreement between WFLD and HBSGI; and

     2.2 Closing. The parties shall hold the Closing on April 26 ("Closing Date"), at 9:00 P.M., local time, at the offices of the Advisor, or at such other time and place as the parties may agree upon.

     2.3 Name Change. Immediately following the Closing, Winfield may change its name to Health Care Business Services Groups, Inc. (the "Name Change"). Shareholder consent will be required under a Schedule 14C filed with the SEC and relevant provisions of Nevada law. The Schedule 14C shall be filed with the SEC as required.

     2.4 Restriction on issuance of shares under S-8 Registration Statement. Subsequent to the Closing Date of the definitive Agreement and for a period of 12 months thereafter, Winfield shall not undertake and HBSGI shall not cause Winfield to undertake registration of more than 10% of the issued and outstanding shares of common stock on the Closing Date on Form S-8. Winfield will sign an on-going Reporting Consulting Agreement, consisting of 500,000 shares to PCMS d/b/a Stephen Brock for on-going compliance with SEC and NASD requirements for a period of 12 months post Closing Date. This shall be binding upon Winfield post closing.

     2.5 Transferred Assets. All Assets of Winfield Financial Group set forth on Schedule C will be transferred to Robert Burley or assignee, former officer, director and principal shareholder of Winfield after the close of the transaction and no Schedule 14C filing with respect to same has been made with the SEC. Further, no 14F filing was made in connection with the related change of control.

     2.6 Plan of Action. Plan of action regarding roles and responsibilities, including payment of costs and expenses, after execution of this Agreement is set forth on Schedule 2.9.

     2.7 Pre-Closing Actions. The parties acknowledge that this Agreement is being executed prior to the negotiation and discussion of all matters relating to such exchangeable share transaction and prior to the negotiation and discussion of the schedules to this Agreement and documents to be delivered thereto. As well, all of the representations and warranties may not be complete or true as of the date of signing of the Agreement. The parties agree to work together in good faith in finalizing the documentation and resolving such issues prior to Closing, which may involve an amendment to this Agreement to reflect such issues. All schedules and material documentation must be presented to the other party for review as soon as possible following execution of this Agreement.


                    III. CONDUCT OF BUSINESS PENDING CLOSING

     Seller and Buyer covenant that between the date hereof and the date of the
Closing:

     3.1 Access to Seller. Seller shall (a) give to Buyer and to Buyer's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date (as defined in Section 6.1), to all of the books, contracts, commitments and other records of Seller and shall furnish Buyer during such period with all information concerning Seller that Buyer may reasonably request; and (b) afford to Buyer and to Buyer's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Seller, in order to conduct inspections at Buyer's expense to determine that Seller is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Seller are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), Buyer shall make arrangements with Seller reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Seller. Any such investigation or inspection by Buyer shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Seller contained herein.

     3.2 Conduct of Business. During the period from the date hereof to the Closing Date, Seller shall and shall use reasonable efforts, to the extent such efforts are within Seller's control, to cause its business to be operated in the usual and ordinary course of business and in material compliance with the terms of this Agreement.

     3.3 Exclusivity to Buyer. Until either the exchange agreement is terminated or the exchange closed, Seller agrees not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in an exchange transaction or another type of transaction, the business of Seller or the shares of capital stock of Seller. Any person inquiring as to the availability of the business or shares of capital stock of Seller or making an offer therefore shall be told that Seller is bound by the provisions of this Agreement. Seller as well as its officers, directors, representatives or agents further agree to advise Buyer promptly of any such inquiry or offer.

     3.4 Access to Buyer. Buyer shall (a) give to Seller and to Seller's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date, to all of the books, contracts, commitments and other records of Buyer and shall furnish Seller during such period with all information concerning Buyer that Seller may reasonably request; and (b) afford to Seller and to Seller's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Buyer in order to conduct inspections at Seller's expense to determine that Buyer is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Buyer are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), Seller shall make arrangements with Buyer reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Buyer. Any such investigation or inspection by Seller shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Buyer contained herein.

       3.5 Conduct of Business. During the period from the date hereof to the Closing Date, the business of Buyer shall be operated by Buyer in the usual and ordinary course of such business and in material compliance with the terms of this Agreement.

     3.6 Exclusivity to Buyer. Until either this Agreement is terminated or the exchange closed, Buyer agrees not to solicit any other inquiries, proposals or offers to enter into exchange or business combination negotiations with other parties. Any person inquiring as to the availability of the Buyer for such purposes or the making an offer therefore shall be told that Buyer is bound by the provisions of this Agreement. Buyer as well as its officers, directors, representatives or agents further agree to advise Seller promptly of any such inquiry or offer.

     3.7 Approval. As promptly as reasonably practicable following the date of this Agreement, Seller shall take all action reasonably necessary in accordance with the laws of the state of California and its Articles of Incorporation and Bylaws to secure the required approval and adoption of this Agreement.

     3.8  Mutual  Cooperation.  The  initial  press  release  relating  to  this
Agreement shall be a joint press release. Thereafter, each of the Seller and the Buyer agree to provide 24 hour pre-notification to the other party of any news releases or regulatory filings which the party proposes to issue or file and shall agree to consider any reasonable recommendation or suggestion of the
other  party  with  respect  thereto.   Buyer  shall  be  permitted  to  make
announcements of Seller's newsworthy activities provided the consent of the Seller is obtained in writing, which consent shall not be reasonably withheld. Each party shall also provide the other party with notice a reasonable time in advance of, and shall permit a representative of the other party to review or participate in, any communications, meetings, or correspondence relating to investor relations matters, including matters relating to public offering activities which are expected to take place following Closing.


                  IV. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows, with the knowledge and understanding that Buyer is relying materially upon such representations and warranties:

     4.1 Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of state of California. Seller has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Seller, and all states in which Seller is qualified to do business as of the date hereof, are listed in the information in Schedule 4.1. The copies of the Articles of Incorporation and Bylaws of Seller, as amended to date, delivered to Buyer, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the information Schedule 4.1, Seller does not own any interest in any other corporation, business trust or similar entity. The minute book of Seller contains accurate records of all meetings of its respective Board of Directors and shareholders since its incorporation.

     4.2 Capitalization. The authorized capital stock of Seller is 50,000,000 ( Fifty-Million) common shares of which 6,264,650 are issued and outstanding. All of such shares of capital stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Seller is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Seller, except as set forth in
Schedule 4.2. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of common stock or any other securities of Seller. Seller has no subsidiaries except as set forth in Schedule 4.2.

     4.3 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Seller in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Seller, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     4.4 Properties. Except as set forth on the information in Schedule 4.4 concerning Seller, Seller has good title to all of the Assets which it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), Deeds, AutoMed Software Corporation Pending Trademark Application or thereafter acquired. Seller has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Seller, as the case may be, and, to the knowledge of Seller, the other parties thereto in accordance with its terms. Neither Seller nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the Assets of Seller is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the knowledge of Seller, any such condemnation, expropriation or taking been proposed. None of the assets of Seller is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     4.5 Contracts Listed; No Default. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Seller (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Seller and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.17) are listed and described in the information in
Schedule 4.5 concerning Seller. Seller is the holder of, or party to, all of the Seller Contracts. To the knowledge of Seller, the Seller Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Seller nor any signatory thereto is in default or breach of any material provision of the Seller Contracts. Seller's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the Seller Contracts.

     4.6 Litigation. Except as disclosed in the information in Schedule 4.6 concerning Seller, there is no claim, action, proceeding or investigation pending or, to the knowledge of Seller, threatened against or affecting Seller before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Seller, could have any materially adverse effect on Seller. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Seller.

     4.7 Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans as due and required.

Seller has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Seller are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Seller has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

Seller is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Seller that has not been paid.
There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of Seller. There is no valid basis, to the knowledge of Seller, except as set forth in Schedule 4.7, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Seller by any governmental authority.

     4.8 Compliance with Laws and Regulations. To its knowledge, Seller is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Seller is currently conducted or to which Seller is currently subject which has a material impact on Seller, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act laws, rules and regulations. Seller knows of no assertion by any party that Seller is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Seller. To the knowledge of Seller, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Seller.

     4.9 Compliance with Laws. (a) To its knowledge, the business, operations, property and assets of Seller (and, to the knowledge of Seller, the business of any sub-tenant or licensee which is occupying or has occupied any space on any premises of Seller and the activities of which could result in any material adverse liability to Seller) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (including the 1986 Amendments thereto and the Superfund Amendments and Reauthorization Act) ("CERCLA"), and the Resource Conservation and Recovery Act ("RCRA"), as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters in the US; and (ii) have been conducted and operated in a manner such that, to Seller's knowledge, Seller has foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any other law, rule, regulation or common or civil law doctrine or similar laws, rules and regulations.

     (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by Seller, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

     (c) Except as disclosed in the information in Schedule 4.9 concerning Seller, no suit, action, claim, proceeding, nor investigation, review or inquiry by any court or federal, state, county, municipal or local governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state or local health department (all of the foregoing collectively referred to as "Governmental Entity") concerning any such possible violations by Seller is pending or, to the knowledge of Seller, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Seller does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding. For purposes of this Section 4.9, the term "inquiry" includes, without limitation, all pending regulatory issues (whether before federal, state, local or inter-governmental regulatory authorities) concerning any regulated product, including, without limitation, any diagnostic drugs and products.

     4.10 Information. Seller has furnished and will continue to furnish Buyer all information and

     (a) The books and records of The Seller are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

     (b) The Seller has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise in excess of Twenty-Five Thousand Dollars ($25,000) except as to a disputed Liability of $290,000 and a Note for $250,000.

     4.11 Condition of Assets. The equipment, fixtures and other personal property of Seller, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of Seller as is contemplated to be conducted.

     4.12 No Breaches. To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by Seller will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of Seller;
(ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Seller is a party or by which Seller or any of its respective assets, businesses, or operations may be bound or affected; or
(iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Seller under, or create any rights of termination, cancellation or acceleration in any person under, any Seller Contract.

     4.13 Employees. None of the employees of Seller is represented by any labor union or collective bargaining unit and, to the knowledge of Seller, no discussions are taking place with respect to such representation.

     4.14 Financial Statements. Seller has furnished or will prior to SEC filing deadlines furnish Buyer Sellers' financial statements (the "Financial Statements") for the year end from December 31, 2002, year end December 31, 2003 and the quarter ended March 31, 2004. The Financial Statements, when submitted to Buyer for inclusion in the SEC filings, will have been prepared in accordance with Regulation S-X of the SEC and, in particular, Rules 1-02 and 3-05 promulgated thereunder. The Financial Statements present fairly, in all respects, the consolidated financial position and results of operations of Seller as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistent with ("GAAP"). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Seller as of the date of the Financial Statements of any debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Seller as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Seller has no known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Seller is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to Seller taken as a whole.

     4.15 Absence of Certain Changes or Events. Since the date of the last financial statement furnished to Buyer, there has not been:

     (a) Any material adverse change in the financial condition, properties, assets, liabilities or business of Seller;

     (b) Any material damage, destruction or loss of any material properties of Seller, whether or not covered by insurance;

     (c) Any material change in the manner in which the business of Seller has been conducted;

     (d) Any material change in the treatment and protection of trade secrets or other confidential information of Seller;

     (e) Any material change in the business or contractual relationship of Seller with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of Seller;

     (f) Any agreement by Seller, whether written or oral, to do any of the foregoing; and

     (g)  Any  occurrence  not  included  in  paragraphs (a) through (f) of this
Section 4.16 which has resulted, or which Seller has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Seller.

     4.16 Governmental Licenses, Permits, Etc. To its knowledge, Seller has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The information in Schedule 4.16 concerning Seller includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

     4.17 Employee Agreements. (a) For purposes of this Agreement, the following definitions apply:

     (1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder or similar laws, rules and regulations.

     (2) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37) or similar laws, rules and regulations, to which Seller contributes or is required to contribute.

     (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA other than a Multi-employer Plan or similar laws, rules and regulations to which Seller contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Seller.

     (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA or similar laws, rules and regulations.

     (5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan.

     (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Seller, former employees, officers, directors or shareholders of Seller any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

     (b) The information in Schedule 4.17 concerning Seller lists, all (1) employment agreements and collective bargaining agreements to which Seller is a party; (2) compensation arrangements of Seller with any officer, director or employee; (3) Employee Welfare Plans; (4) Employee Pension Plans; and (5) consulting agreements under which Seller has or may have any monetary obligations to employees or consultants of Seller or their beneficiaries or legal representatives or under which any such persons may have any rights. Seller has previously made available to Buyer true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, Seller has previously delivered or made available to Buyer (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts; (2) certified copies of all Board of Directors' resolutions adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements; (5) fiduciary liability insurance policies; (6) indemnification agreements; (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of Section 401(a) of the Code; (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefore and correspondence and supplemental material related thereto) that was issued by any governmental or quasigovernmental agency with respect to the last plan year; (9) Annual Reports (Form 5500 Series) and Schedules A and B thereto for the last plan year; (10) all actuarial reports prepared for the last plan year; (11) all certified Financial Statements for the last plan year; and (12) all current Summary Plan Descriptions, Summaries of Material Modifications and Summary Annual Reports. All documents delivered by Seller to Buyer as photocopies faithfully reproduce the originals thereof, such originals are authentic and were, to the extent execution was required, duly executed.

     (c) Except as otherwise disclosed in the information in Schedule 4.17 concerning Seller:

          (1) It is not a party to and has, in effect or to become effective after the date of this Agreement, any bonus, cash or deferred compensation, severance, medical, health or hospitalization, pension, profit sharing or thrift, retirement, stock option, employee stock ownership, life or group insurance, death benefit, welfare, incentive, vacation, sick leave, cafeteria, so-called "golden parachute" payment, disability or trust agreement or arrangement.

     4.18 Brokers. Seller has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     4.19 Business Locations. Seller does not own or lease any real or personal property in any location except as set forth on the information in the Schedule
4.19 or otherwise noted on the financial statements of the company to be rendered in the audit concerning Seller. Seller does not have a place of business (including, without limitation, Seller's executive offices or place where Seller's books and records are kept) except as otherwise set forth on the information in Schedule 4.19 concerning Seller.

     4.20 Intellectual Property. The information in Schedule 4.20 or alternatively in the audited financial statements concerning Seller lists all of the Intellectual Property (as hereinafter defined) used by Seller which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual Property" means all of Seller's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Seller. Other than as disclosed in the information in
Schedule 4.20 concerning Seller, Seller does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by Seller or otherwise. All of the patents, trademark registrations and copyrights listed in the information in
Schedule 4.20 concerning Seller that are owned by Seller are valid and in full force and effect. To the knowledge of Seller, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by Seller, nor to its knowledge are any proceedings threatened alleging any such violation, nor does Seller know of any valid basis for any such proceeding or claim. To the knowledge of Seller, there is no infringement or other adverse claims against any of the Intellectual Property owned or used by Seller. To the knowledge of Seller, its use of software does not violate or otherwise infringe the rights of any third party.

     4.21 Warranties. The information in Schedule 4.21 concerning Seller sets forth a true and complete list of the forms of all express warranties and guaranties made by Seller to third parties with respect to any services rendered by Seller.

     4.22 Suppliers. Except as set forth in the information in Schedule 4.22 concerning Seller, Seller knows and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material supplier of Seller will not continue to conduct business with Seller after the Closing Date in substantially the same manner as it has conducted business prior thereto.

     4.23 Accounts Receivable. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by Seller, consists, in the aggregate in all material respects, of items which are collectible in the ordinary and usual course of business.

     4.24 Governmental Approvals. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Seller with, any governmental authority, federal, state or local, is required in connection with Seller's execution, delivery and performance of this Agreement.

     4.25 No Omissions or Untrue Statements. None of the information relating to Seller supplied or to be supplied in writing by it specifically for inclusion in SEC filings, at the respective times that the filings are made contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.26 Information concerning Seller Complete. Seller shall promptly provide to Buyer notice concerning any of the information concerning Seller furnished hereunder if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The information provided to Buyer concerning Seller, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The information provided to Buyer concerning Seller, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the information in furnished by Seller following the date hereof shall not in any way affect Buyer's right not to consummate the transactions contemplated hereby as set forth herein.

     4.27 Acquisition of the Shares by the Seller Shareholders. The Seller Shareholders are acquiring the Shares for their own account without the participation of any other person and with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Shares, or any portion thereof. The Seller Shareholders have read, understand and consulted with their legal counsel regarding the limitations and requirements of Section 5 of the 1933 Act. The Seller Shareholders will offer, sell, pledge, convey or otherwise transfer the Shares, or any portion thereof, only if: (i) pursuant to an effective registration statement under the 1933 Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the 1933 Act and such laws; or (ii) pursuant to a valid exemption from registration.

     4.28 Accredited Investor Status. Each The Seller Shareholder is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act.

     4.29 Accuracy of Representations and Performance of Covenants. The representations and warranties made by The Seller in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). The Seller shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by The Seller prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of The Seller and dated the Closing Date, to the foregoing effect.



                   V. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows, with the knowledge and understanding that Seller is relying materially on such representations and warranties:

     5.1 Organization and Standing of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and has the corporate power to carry on its business as now conducted and to own its assets and it not required to qualify to transact business as a foreign corporation in any state or other jurisdiction. The copies of the Articles of Incorporation and Bylaws of Buyer, delivered to Seller, are true and complete copies of those documents as now in effect. Buyer does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute books of Buyer contain accurate records of all meetings of its incorporator, shareholders and Board of Directors since its date of incorporation.

     5.2 Buyer's Authority. Buyer's Board of Directors has approved and adopted this Agreement and the Exchange.

     5.3 Due Execution. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Buyer in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     5.4 No Breaches. To its knowledge, the making and performance of this Agreement (including, without limitation, the issuance of the Buyer Shares and Exchangeable Shares) by Buyer will not (i) conflict with the Articles of Incorporation or the Bylaws of Buyer or Sub; (ii) violate any order, writ, injunction, or decree applicable to Buyer of Sub; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Buyer under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which Buyer or Sub is a party or by which Buyer or Sub or any of its assets may be bound.

     5.5 Capitalization. The authorized capital stock of Buyer is as set forth in Schedule A and at the Closing Date shall be adjusted as set forth in Schedule
A. Except for the foregoing and for the shares to be issued under the terms of this Agreement or otherwise referred to in this Agreement, there are no agreements, commitments, obligations, options, warrants or similar rights, oral or written, known to Buyer or its affiliates under which additional shares of Buyer are required to be issued after the Closing. All of the outstanding Buyer Common Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any person. The Share Consideration to be issued upon effectiveness of the Exchange, when issued in accordance with the terms of this Agreement shall be duly authorized, validly issued, fully paid and non-assessable.

     5.6 Business. Buyer, since its formation, has engaged in no business other than as set forth in Buyer's SEC filings.

     5.7 Governmental Approval; Consents. To its knowledge, except for the reports filed by Buyer, as a reporting company, under the Exchange Act, the filing of Buyer's SEC filings under the Securities Act, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Buyer with, any governmental authority, federal, state or local, is required in connection with Buyer's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of Buyer to enable Buyer to enter into and carry out this Agreement.

     5.8 Financial Statements. To its knowledge, the financial statements of Buyer as set forth in Buyer's SEC filings (the "Buyer Financial Statements") present fairly, in all material respects, the financial position of Buyer as of the respective dates and the results of its operations for the periods covered in accordance with GAAP applicable to the United States. Without limiting the generality of the foregoing, (i) except as set forth in Schedule 5.13 and as follows, there is no basis for any assertion against Buyer as of the date of said balance sheets of any material debt, liability or obligation of any nature not fully reflected or reserved against in such balance sheets or in the notes thereto; and (ii) there are no assets of Buyer, the value of which (in the reasonable judgment of Buyer) is materially overstated in said balance sheets. Except as disclosed therein, Buyer has no known material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments. Buyer is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

     5.9 Adverse Developments. Except as expressly provided or set forth in, or required by, this Agreement, or as set forth in the Buyer Financial Statements, since the last date of its financial information in Buyer's SEC filings, there have been no materially adverse changes in the assets, liabilities, properties, operations or financial condition of Buyer, and no event has occurred other than in the ordinary and usual course of business or as set forth in Buyer's SEC filings or in the Buyer Financial Statements which could be reasonably expected to have a materially adverse effect upon Buyer, and Buyer does not know of any development or threatened development of a nature that will, or which could be reasonably expected to, have a materially adverse effect upon Buyer's operations or future prospects. The parties recognize that Buyer is essentially dormant, conducts no operations and has no significant assets.

     5.10 Contracts Listed. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to the present operations of Buyer are, with the exception of this Agreement, described in Buyer's SEC filings.

     5.11; No Default. All of the contracts, agreements, leases, commitments and understandings, written or oral, and any other contract, agreement, lease, commitment or understanding, written or oral, binding upon Buyer referred to in section 5.10 above, are listed in Buyer's SEC filings. To the knowledge of Buyer, the Buyer Contracts are valid, binding and enforceable by Buyer against the other parties thereto in accordance with their terms. Neither Buyer nor, to the knowledge of Buyer, any of the other parties thereto is in default or breach of any material provision of the Buyer Contracts. Buyer has furnished Seller with a true and complete copy of each Buyer Contract, as amended.

     5.12 Taxes. Buyer has duly filed all Returns required by any law or regulation to be filed by it except for extensions duly obtained. All such Returns were, when filed, and to the best of Buyer's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Buyer has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

     Buyer is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Buyer that has not been paid. There are no Tax liens upon the assets of Buyer (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to the best of Buyer's knowledge, except as set forth in the Buyer Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Buyer by any governmental authority.

     5.13 Litigation. Except as disclosed in this Agreement, Buyer's SEC filings or Schedule 5.13, there is no claim, action, proceeding or investigation pending or, to Buyer's knowledge, threatened against or affecting Buyer before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Buyer, could have a materially adverse effect on Buyer. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Buyer.

     5.14 Compliance with Laws and Regulations. To its knowledge, Buyer is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions in which the business of Buyer is currently conducted or to which Buyer is currently subject, which may have a material impact on Buyer, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act. Buyer does not know of any assertion by any party that Buyer is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Buyer. To Buyer's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications of existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Buyer.

     5.15 Compliance with Laws. (a) To its knowledge, the business operations, property and assets of Buyer (and to the knowledge of Buyer, the business of any sub-tenant or license which is occupying or has occupied any space on any premises of Buyer and the activities of which could result in any material adverse liability to Buyer) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, CERCLA and RCRA, as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to Buyer's knowledge, Buyer has no foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any law, rule, regulation or common or civil law doctrine.

     (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by Buyer, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable, federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

     (c) Except as disclosed Buyer's SEC filings, no suit, action, claim, proceeding nor investigation review or inquiry by any Government Entity (as defined in Section 4.9) concerning any such possible violations by Buyer is pending or, to Buyer's knowledge, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Buyer does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding.

     5.16 Governmental Licenses, Permits, Etc. To its knowledge, Buyer has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

     5.17 Brokers. Buyer has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     5.18 Employee Plans. Except as listed in Buyer's SEC filings, Buyer has no employees, consultants or agents, and Buyer has no Employee Plans or Compensation Arrangements.

     5.19 SEC Filings. The Buyer has filed all forms, reports and documents that are required to be filed by the Buyer with the SEC since September 26, 2002, except as otherwise disclosed herein. All such required forms, reports and documents (including such forms, reports and documents that the Buyer may file subsequent to the date hereof) are referred to herein as the "SEC Reports." As of their respective dates, to the Buyer's knowledge the SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as applicable, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed the SEC Report that was filed before the date of this Agreement.

     5.20 Liabilities. The Company acknowledges that it will have no liabilities outstanding on the Closing Date.

     5.21 Quotation on the OTC Bulletin Board. The Company's Common Stock is quoted on the OTC Bulletin Board under the symbol "WFLD.OB" and the Company will retain such quotation on the OTC Bulletin Board until the Closing of the transactions contemplated herein.

     5.22 Approval of the Exchange by the Company's Shareholders. The transactions contemplated by this Agreement do not require the approval of the Company's shareholders and the Company is not required to file a Schedule 14A or 14C with the Securities and Exchange Commission as a result of the transactions contemplated herein.

     5.23 Approval of the Exchange Offer and related transactions by the Company's Shareholders is not required by Nevada law or the Company's Articles of Incorporation or Bylaws or any amendments thereto.

     5.24 Accuracy of Representations and Performance of Covenants. The representations and warranties made by The Buyer in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). The Buyer shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by The Buyer prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of The Buyer and dated the Closing Date, to the foregoing effect.


                 VI.  STOCKHOLDER APPROVAL; CLOSING DELIVERIES

     6.1 Approval of the Exchange by the Buyer's Shareholders. The transactions contemplated by this Agreement do not require the approval of the Buyer's shareholders and the Buyer is not required to file a Schedule 14A or 14C with the Securities and Exchange Commission as a result of the transactions contemplated herein.

     6.2 Closing Deliveries of Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer:

     (a) A certificate dated as of the Closing Date, to the effect that the representations and warranties of Seller contained in this Agreement (and the Schedules to be provided for Closing) are true and correct in all material respects at and as of the Closing Date and that Seller has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Seller on or prior to the Closing Date;

     (b) A certificate, dated as of the Closing Date, certifying as to the Articles of Incorporation and Bylaws of Seller, the incumbency and signatures of the officers of each of Seller and copies of the directors' and shareholders' resolutions of Seller approving and authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

     (c) Stock certificates representing all of Seller's Shares, duly endorsed for transfer to the Buyer or as the Buyer may otherwise direct.

     (d) Such other documents, at the Closing or subsequently, as may be reasonably requested by Buyer as necessary for the implementation and consummation of this Agreement and the transactions contemplated hereby.

     6.3  Closing  Deliveries  of  Buyer. At the Closing, Buyer shall deliver to
Seller:

     (a) A certificate of Buyer, dated as of the Closing Date, to the effect that the representations and warranties of Buyer contained in this Agreement
(and the Schedules to be provided for Closing) are true and correct in all material respects and that Buyer has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Buyer on or prior to the Closing Date;

     (b) A certificate, dated as of the Closing Date, executed by the Secretary of Buyer, certifying the Articles of Incorporation, Bylaws, incumbency and signatures of officers of Buyer and copies of Buyer's directors' and shareholders' resolutions approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

     (c)  Books  and  records  of  Buyer;

     (e) Documentation satisfactory to Seller evidencing the fact that the signatories on all relevant bank accounts of Buyer have been changed to signatories designated by Seller.

     (f) A corporate resolution that will irrevocably instruct Pacific Stock Transfer about the exchange ratio representing the Buyer Shares issued as partial consideration hereunder and instructions to issue share certificates to the Shareholders in the appropriate amounts, including evidence of any share conditions attributable to the Buyer Shares. No Buyer Shares shall be issued until the Buyer shall have received a certificate for required number of Seller's Shares.

     (g) Share certificates in the appropriate amount of Buyers Shares issued to the Shareholders. No Buyers Shares shall be issued until the Buyer shall have received a certificate for required number of Seller's Shares.

     (h) Such other documents, at the Closing or subsequently, as may be reasonably requested by Seller as necessary for the implementation and consummation of this Agreement and the transactions contemplated hereby.

                    VII. CONDITIONS TO OBLIGATIONS OF SELLER

     The obligation of Seller to consummate the Closing is subject to the following conditions, any of which may be waived by Seller in its sole discretion:

     7.1 Compliance by Buyer. Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

     7.2 Accuracy of Buyer's Representations. Buyer's representations and warranties contained in this Agreement (including all Schedules) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     7.3 Documents. All documents and instruments delivered by Buyer to Seller at the Closing shall be in form and substance reasonably satisfactory to Seller and its counsel.

     7.4 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to Seller's knowledge, be threatened.


                   VIII.  CONDITIONS TO BUYER'S OBLIGATIONS

     Buyer's obligation to consummate the closing is subject to the following conditions, any of which may be waived by Buyer in its sole discretion:

     8.1 Compliance by Seller. Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date.

     8.2 Accuracy of Seller's Representations. Seller's representations and warranties contained in this Agreement (including the Schedules hereto) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     8.3 Material Adverse Change. No material adverse change shall have occurred subsequent to the last date of the financial statements of Seller furnished Buyer under this Agreement in the financial position, results of operations, assets, liabilities or prospects of Seller taken as a whole, nor shall any event or circumstance have occurred which would result in a material adverse change in the business, assets or condition, financial or otherwise, of Seller taken as a whole, within reasonable discretion of Buyer.

     8.4 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to Seller's knowledge, be threatened.


                              IX. INDEMNIFICATION

     9.1 By Seller. Subject to Section 9.4, Seller shall indemnify, defend and hold Buyer, its directors, officers, shareholders, attorneys, agents and affiliates, harmless from and against any and all losses, costs, liabilities, damages, and expenses (including legal and other expenses incident thereto) of every kind, nature and description, including any undisclosed liabilities (collectively, "Losses") that result from or arise out of (i) the breach of any representation or warranty of Seller set forth in this Agreement or in any certificate delivered to Buyer pursuant hereto; or (ii) the breach of any of the covenants of Seller contained in or arising out of this Agreement or the transactions contemplated hereby.

     9.2 By Buyer. Subject to Section 9.4, Buyer and the Buyer pre-exchange board of directors as of the date of signing of this agreement shall indemnify, defend, and hold Seller its directors, officers, shareholders, attorneys, agents and affiliates harmless from and against any and all Losses that arise out of
(i) the breach of any representation or warranty of Buyer set forth in this Agreement or in any certificate delivered to Seller pursuant hereto; (ii) the breach of any of the covenants of Buyer contained in or arising out of this Agreement or the transactions contemplated hereby, (iii) any liabilities of Buyer not disclosed herein or in its SEC filings which arise from any facts or circumstances prior to the date of the closing of the exchange and which occurred through no fault of Seller or its Affiliates; or (iv) any liabilities of the Buyer resulting from the litigation matters disclosed in Schedule 5.13.

     9.3 Claims Procedure. Should any claim covered by Sections 9.1 or 9.2 be asserted against a party entitled to indemnification under this Article (the "Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"); provided, however, that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this Article if such delay or failure was not prejudicial to the Indemnitor. The Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor and Indemnitee, such consent not to be unreasonably withheld or delayed, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.

     9.4 Limitations on Liability. Neither Seller nor Buyer shall be liable hereunder as a result of any misrepresentation or breach of such party's representations, warranties or covenants contained in this Agreement unless and until the Losses incurred by each, as the case may be, as a result of such misrepresentations or breaches under this Agreement shall exceed, in the aggregate, US$20,000 (in which case the party liable therefore shall be liable for the entire amount of such claims, including the first US$20,000), except that Seller shall have the additional right to offset against the Notes any amounts it pays or is subject to a valid, binding, enforceable obligation to pay as a result of Buyer or its pre-exchange board member as set forth above failure to furnish the indemnification required under this Article IX.

                                X.  TERMINATION

     10.1 Termination Prior to Closing. (a) If the Closing has not occurred by 30 days after the execution of this Agreement or such other date as mutually agreed upon by the parties (the "Termination Date"), any of the parties hereto may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties; provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof. Prior to the Termination Date, Seller may terminate this Agreement but shall receive NO REFUND OF ANY CONSIDERATION PAID PRIOR TO SAID DATE. If the parties agree to extend the Termination Date, ALL payments previously made shall be NON-REFUNDABLE EVEN IF THE TRANSACTION DOES NOT ULTIMATELY CLOSE THEREAFTER.

     (b) Prior to the Termination Date either party to this Agreement may terminate this Agreement following the insolvency or bankruptcy of the other, or if any one or more of the conditions to Closing set forth in Article VI, Article VII or Article VIII shall become incapable of fulfillment and shall not have been waived by the party for whose benefit the condition was established, then either party may terminate this Agreement.

     10.2 Consequences of Termination. Upon termination of this Agreement pursuant to this Article X or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the other. No termination of this Agreement, however, whether pursuant to this Article X hereof or under any other express right of termination provided elsewhere in this Agreement, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof.


                           XI.  ADDITIONAL  COVENANTS

     11.1 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

     11.2 Changes in Representations and Warranties of Seller. Between the date of this Agreement and the Closing Date, Seller shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Seller herein contained not being true and correct at and as of
(a) the time immediately following the occurrence of such transaction or event or (b) the Closing Date. Seller shall promptly give written notice to Buyer upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of Seller contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

     11.3 Changes in Representations and Warranties of Buyer. Between the date of this Agreement and the Closing Date, Buyer shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Buyer herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event or (b) the Closing Date. Buyer shall promptly give written notice to Seller upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of Buyer contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

     11.4 Blue Sky Manual Exemption. The Company shall file with Standard & Poors or Moody's within one hundred fifty (150) days from the date of Closing.

     11.5 Limitation of Subsequent Corporate Actions. It is expressly understood and agreed that the Company, the shareholders of The Seller, and their affiliates will take all steps necessary to ensure that:

     (1) The Company will not enact a reverse split of its Common Stock for a period of eighteen (18) months after execution of this Agreement;

     (2) that the assets of The Seller, if any, shall remain in the Company as part of its business operations for no less than twelve 12 months;

     (3) that no more then 2.5 million shares of the Company's common stock shall be registered pursuant to an S-8 registration statement during each twelve
(12)  months  following  the  date  of  execution  of  this  Agreement;

     (4) The Seller shall not issue any securities of more than Five Million (5,000,000) shares of common stock for a period of twelve (12) months following this Agreement.

Notwithstanding items (1), and (3) the Company may waive such conditions stated above with a written waiver. Other than (1), (2), (3), and (4) of this Section, there are no restrictions upon the Company to inhibit, prevent, limit or restrict the Company from issuing additional securities of any class, preference or type after the date of the Closing.


                              XII.  MISCELLANEOUS

     12.1 Expenses. Buyer will pay for its counsel and accountants and all their costs. Seller will pay for its accountants and attorneys and all their costs.

     12.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of Seller or Buyer pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by Seller or Buyer, as the case may be, hereunder. All representations, warranties and covenants made by Seller and by Buyer in this Agreement, or pursuant hereto, shall survive through the Closing Date.

     12.3 Nondisclosure. Buyer will not at any time after the date of this Agreement, without Seller' consent, divulge, furnish to or make accessible to anyone (other than to its representatives as part of its due diligence or corporate investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of Seller.

     Seller will not at any time after the date of this Agreement, without Buyer's consent (except as may be required by law), use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation) with respect to Buyer. The undertakings set forth in the preceding two paragraphs of this Section 12.3 shall lapse if the Closing takes place as to Buyer and Seller, but shall not lapse as to the officers and directors of Buyer, individually.

     Any information, which (i) at or prior to the time of disclosure by either of Seller or Buyer was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by either of Seller or Buyer or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to Seller or Buyer, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

     12.4 Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

     12.5 Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the federal postal service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the addresses specified in writing by each party.

     Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth
(5th) business day following the date deposited with the United States Postal Service, or (iii) twenty-four (24) hours after shipment by such courier service.

     12.6 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of Nevada without giving effect to the principles of conflicts of law thereof.

     12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     12.8 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     12.9 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

     12.10 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     12.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     12.12 Public Disclosure. From and after the date hereof through the Closing Date, Buyer shall not issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of Seller, which consent shall not be unreasonably withheld or delayed. It is understood by Seller that Buyer is required under the Exchange Act to make prompt disclosure of any material transaction.

   12.13  No  Bankruptcy  and  No Criminal Convictions.   None of the Parties to
the Agreement, nor their officers, directors or affiliates, promoters, beneficial shareholders or control persons, nor any predecessor thereof have been subject to the following:

     (a) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past five (5) years;

     (b) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (c) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

     (d) Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "SEC") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended,


     THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


WINFIELD FINANCIAL GROUP, INC.

                         By:

                         /s/ Robert Burley
                         ----------------------
                         Name:  Robert Burley
                         Title: President

HEALTH CARE BUSINESS SERVICES GROUPS, INC.

                         By:

                         /s/ Chandana Basu
                         ----------------------
                         Name:  Chandana Basu
                         Title: Chief Executive Officer

Exhibit 2.2

                   ADDENDUM TO COMMON STOCK PURCHASE AGREEMENT
                   -------------------------------------------

This Addendum to Common Stock Purchase Agreement (the "Addendum") is made and entered into as of the 7th day of May, 2004, between Winfield Financial Group, Inc., a Nevada corporation ("Buyer" or "Winfield") and Health Care Business Services Groups, Inc., a Delaware corporation, AutoMed Software Corp., a Nevada Corporation and Silver Shadow Properties, LLC, a Nevada Limited Liability
Company (collectively referred to as "Seller" or "HBSGI, et all" unless otherwise noted).

                                    RECITALS
                                    --------

The Buyer and Health Care Business Services Groups, Inc. entered into a Common Stock Purchase Agreement on April 23, 2004 (the "Agreement") under which Buyer acquired 100% of the ownership interests of Health Care Business Services Groups, Inc., a Delaware corporation, and it was intended that Buyer also acquire 100% of the ownership interests of AutoMed Software Corp., a Nevada Corporation and Silver Shadow Properties, LLC pursuant to the Agreement.

Unless otherwise specifically stated below, the terms of the Agreement apply as set forth therein. The Buyer and Seller desire to more specifically state their intentions and the terms regarding the exchange of shares and the Seller's audited financial statements, and to properly reflect the authorized capitalization of the Seller. AutoMed Software Corp. and Silver Shadow Properties, LLC desire to provide their signatures for purposes of the Agreement and this Addendum.

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein and in the Agreement (the receipt and sufficiency of which are acknowledged by each party), and in reliance upon the representations and warranties contained in the Agreement, the parties hereto agree as follows:

     Section 1. The term "Seller's Shares" as defined in "Section 2.1 Purchase and Sale" of the Agreement is more specifically stated to mean all the issued and outstanding shares of the Common Stock of Health Care Business Services Group, Inc. and AutoMed Software Corp. and all of the membership interests of Silver Shadow Properties, LLC.

     Section 2. The Buyer shall issue 25,150,000 newly issued treasury shares to the Shareholder (as defined in the Agreement) in exchange for the transfer of Seller's Shares to the Buyer. As Shareholder is a single individual and the only shareholder of Health Care Business Services Groups, Inc. and AutoMed Software Corp. and the only member of Silver Shadow Properties, LLC, Shareholder will receive an aggregate of 25,150,000 newly issued treasury shares of Buyer. The Shareholder shall surrender the certificates evidencing 100% of the issued and outstanding shares of Health Care Business Services Group, Inc., 100% of the issued and outstanding shares of AutoMed Software Corp. and 100% of the membership interests of Silver Shadow Properties, LLC, duly endorsed with Medallion Guaranteed stock powers so as to make the Buyer the sole owner thereof.

     Section 3. The authorized capitalization of the Seller as provided for in "Section 4.2 Capitalization" of the Agreement is corrected as follows: The authorized capital stock of Health Care Business Services Groups, Inc. is 1,500 ( Fifteen Hundred) common shares, without par value, of which 1,000 shares are issued and outstanding to a single shareholder. The authorized capital stock of AutoMed Software Corp. is 75,000,000 (Seventy-Five Million) common shares, $.001 par value per share, of which 25,000 shares are issued and outstanding to a single shareholder. Silver Shadow Properties, LLC is a single member limited liability company as One Hundred Percent (100%) of its membership interests are issued to a single person.

     Section 4. To more specifically provide for the nature and scope of the audit provided for in "section 4.14 Financial Statements" of the Agreement, Buyer and Seller hereby agree that Health Care Business Services Groups, Inc., AutoMed Software Corp. and Silver Shadow Properties, LLC will each complete and audit of their respective business operations within 75 days of April 23, 2004.

     Section 5. Buyer and Seller hereby agree that this Addendum shall be a part of the Agreement and governed by the terms thereof except that, to the extent that the intentions of Buyer and Seller under this Addendum and the terms of this Addendum are different from the intentions of Buyer and Seller under the Agreement and the terms of the Agreement, the intentions of Buyer and Seller under this Addendum shall control.

     Section 6. For purposes of this Addendum, a faxed signature shall constitute an original signature.

"BUYER"

WINFIELD FINANCIAL GROUP, INC.

                         By: /s/  Robert Burley

                         Name:      Robert Burley
                         Title:     President


""SELLER"

HEALTH CARE BUSINESS SERVICES GROUPS, INC.

                         By: /s/     Chandana Basu

                         Name:     Chandana Basu
                         Title:     Chief Executive Officer


AUTOMED SOFTWARE CORP.

                         By: /s/     Chandana Basu

                         Printed Name: Chandana Basu
                         Title: Chief Executive Officer


SILVER SHADOW PROPERTIES LLC

                         By: /s/     Chandana Basu

                         Printed Name: Chandana Basu
                         Title:     Manager

"SHAREHOLDER"

/s/  Chandana Basu
------------------
Chandana Basu
1,000 shares of Healthcare Business Services Groups, Inc.


s/  Chandana Basu
-----------------
Chandana Basu
25,000 shares of AutoMed Software Corp.


s/  Chandana Basu
-----------------
Chandana Basu
100% of the membership interests of Silver Shadow Properties, LLC